Structured Asset Securities Corporation  Mortgage Pass-Through
Certificates, Series 2004-12H
Schedule of Year-To-Date Principal and Interest Distributions to
Certificateholders for 2004
Class     Interest            Principal Paid Realized     Ending Balance
          Distribution                       Losses
A1I       4,591,350.71        17,878,344.81  0.00         120,054,655.19
A1II      806,148.70          4,826,109.61   0.00         21,538,890.39
AIOI      142,309.46          0.00           0.00         0.00
APOI      0.00                399,827.94     0.00         3,839,484.06
B1I       48,612.77           9,578.53       0.00         1,383,421.47
B1II      8,403.69            1,753.70       0.00         256,246.30
B2I       40,935.23           8,065.76       0.00         1,164,934.24
B2II      7,100.78            1,481.80       0.00         216,518.20
B3        33,014.36           6,561.80       0.00         949,438.20
B4        18,026.69           3,582.92       0.00         518,417.08
B5        9,013.33            1,791.44       0.00         259,208.56
B6        18,026.99           3,582.24       0.00         518,426.76
R         0.50                100.00         0.00         0.00